Exhibit 4.24

Amendment 14 to Agreement dated 26th Dec’08 signed by and between
Dr. Reddy’s Laboratories Limited
Bollaram Road, Miyapur,
Hyderabad 500 049
India
(Hereinafter referred to as “Dr. Reddy’s”)
and
Prana Biotechnology Ltd
Level 2, 369 Royal Parade, Parkville Victoria, 3052
Australia
(Hereinafter referred to as “Prana”)
Dr. Reddy’s and Prana are collectively referred to as the “PARTIES”

This amendment will include the following additional and amended clauses in the above mentioned Agreement (plus amendments) and will be in effect from 18 September 2012.

1.	Terms to be included
i.	The following new clause-12 in Appendix A of the Agreement;

“13. Sub-Project 5E: Storage of Crude PBT2 (obtained in Sub-Project 5C) under cold storage cGMP conditions

a)	Dr. Reddy’s laboratories will store the Crude PBT2 obtained in Sub-Project 5C under cold storage cGMP conditions for a period of 1 year from the 18 September 2012
b)	It is agreed that within this period Prana will either utilize the Crude PBT2 for further recovery of pure PBT2 or request for further storage or dispose the material at its own cost.
c)	Dr. Reddy’s will retest this residue by HPLC and Assay at the beginning of each six months-period, i.e twice during the period of this agreement.
d)	If Prana decided to dispose this material or ship to any location, complete cost of shipment/disposal will be borne by Prana under a separate sub-project.”

ii.	The following description of new Sub-Project 5E under Sub-Project Pricing in clause 3 of the Agreement

“Sub-Project 5E: Storage of Crude PBT2 under cGMP conditions - USD 2,800/-”

iii.	The following description of new Sub-Project payment terms in clause 3 of the Agreement

“Sub-Project 5E:

●	50% upon completing 6 months of storage and sharing of the final report for the first retest to Prana (USD 1,400/-)”
●	50% upon completing 12 months of storage and sharing of the final report for the second retest to Prana (USD 1,400/-)”
●	Prana will make the payment every six month or ending of the contract whichever is earlier.

2.	Terms to be varied

i.	The current numbering of the following clause heading in Appendix A of the Agreement, as amended in Amendment 13:

“13. Sub-Project 6: Stability Study (48 months)”

is amended as follows

“14. Sub-Project 6: Stability Study (48 months)”

All other terms and conditions of the original Agreement dated 26th Dec’08 and those included in Amendments 1 to 12 remain unchanged.

In witness whereof, the parties hereto have signed this Agreement

Signed for and on behalf of	Signed for and on behalf of
Dr. Reddy’s Laboratories Limited	Prana Biotechnology Ltd.

Signature	Signature
Name: Manoj Mehrotra	Name: Dianne Angus

Witness Signature	Witness Signature
Witness Name: Animesh Kondiparthy	Witness Name: E. Gautier

Amendment 15 to Agreement dated 26th Dec’08 signed by and between
Dr. Reddy’s Laboratories Limited
Bollaram Road, Miyapur,
Hyderabad 500 049
India
(Hereinafter referred to as “Dr. Reddy’s”)
and
Prana Biotechnology Ltd
Level 2,369 Royal Parade, Parkville Victoria, 3052
Australia
(Hereinafter referred to as “Prana”)
Dr. Reddy’s and Prana are collectively referred to as the “PARTIES”

This amendment will include the following additional and amended clauses in the above mentioned Agreement (plus amendments) and will be in effect from           2013.

1.	Terms to be included
i.	The following new clause in Appendix A of the Agreement:

“15. Sub-Project 6B: Extension of stability testing on IDT batch number-DA1020702.1 (as completed under Sub-Project 6A) to include a 48 months timepoint.

a)	Dr. Reddy’s will perform the following tests upon pulling the sample after 48 months stability at 25°C/60%RH.

●	Description
●	Identification by HPLC/FT-IR
●	Assay by HPLC
●	Related substances by HPLC
●	Related substances by LC-MS and GC
●	Water content by KF

b)	Dr. Reddy’s will provide a stability report upon completion of stability study for 48 months.

ii.	The following description of new Sub-Project 6B under Sub-Project Pricing in clause 3 of the Agreement

“Sub-Project 6B: Stability testing of IDT batch number- DA1020702.1. at 48 months timepoint at 25°C/60%RH - USD 5,000/-”

iii.	The following description of new Sub-Project 6B payment terms in clause 3 of the Agreement

“Sub-Project 6B:

● 100% upon completion of 48 months of stability of IDT batch number-DA1020702.1. at 25°C/60%RH and sharing the final report (USD 5000/-)”

All other terms and conditions of the original Agreement dated 26th Dec’08 and those included in Amendments 1 to 14 remain unchanged.

In witness whereof, the parties hereto have signed this Agreement

Signed for and on behalf of	Signed for and on behalf of
Dr. Reddy’s Laboratories Limited	Prana Biotechnology Ltd.

Signature	Signature 1 May 2013
Name: Manoj Mehrotra	Name: Dianne Angus

Witness Signature 21 May 2013	Witness Signature 1 May 2013
Witness Name: Animesh Kondiparthy	Witness Name: Elisabeth Gautier